EXHIBIT 10.11

EXECUTION COPY

EAST TENNESSEE NATURAL GAS COMPANY

$150,000,000

5.71% Senior Notes due December 18, 2012

NOTE PURCHASE AGREEMENT

Dated as of December 15, 2002

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SCHEDULE A	— INFORMATION RELATING TO PURCHASERS

SCHEDULE B	— DEFINED TERMS	35

SCHEDULE 5.3	— Disclosure Materials	42

SCHEDULE 5.4	— Subsidiaries of the Company and Ownership of Subsidiary Stock	43

SCHEDULE 5.5	— Financial Statements	44

SCHEDULE 5.14	— Use of Proceeds	45

SCHEDULE 5.15	— Existing Indebtedness	46

EXHIBIT 1	— Form of 5.71% Senior Note due December 18, 2012	47

EXHIBIT 4.4(a)	— Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4.(b)	— Form of Opinion of Special Tennessee Counsel to the Company

EXHIBIT 4.4(c)	— Form of Opinion of Special Counsel for the Purchasers

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EAST TENNESSEE NATURAL GAS COMPANY

5400 WESTHEIMER CT.

WO-8L27

HOUSTON, TX 77056

5.71% Senior Notes due December 18, 2012

TO THE PURCHASER LISTED IN THE ATTACHED SCHEDULE A WHICH IS A SIGNATORY HERETO:	Dated as of December 15, 2002

Ladies and Gentlemen:

EAST TENNESSEE NATURAL GAS COMPANY, a Tennessee corporation (the “Company”), agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $150,000,000 aggregate principal amount of its 5.71% Senior Notes due December 18, 2012 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the “Other Agreements”) identical with this Agreement with each of the other purchasers named in Schedule A (the “Other Purchasers”), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

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SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the “Closing”) on December 18, 2002. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 323-8-87171 at JPMorgan Chase Bank, New York, NY, ABA 021000021. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to you an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Robinson, Bradshaw & Hinson, P.A., counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and

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covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from Waller, Landsen, Dortch & Davis, special Tennessee counsel for the Company, covering the matters set forth in Section 4.4(b) and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, etc. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

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Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to you that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, etc. This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agent, Wachovia Securities, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum dated November 2002 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2001, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

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(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8. Litigation; Observance of Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that,

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individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. All income tax returns that the Company and its Subsidiaries are required to file have been filed, and all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them have been paid, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2001.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to

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section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 65 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As

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used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness. Other than Indebtedness of a Subsidiary owed to another Subsidiary, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2002, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any Subsidiary (a) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

Section 6.1. Purchase for Investment. You represent that (a) you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control; (b) this Agreement constitutes the legal, valid and binding obligation enforceable against you in accordance with the terms hereof, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of such enforceability is considered in equity or at law); and (c) you, and any other account for which you are purchasing the Notes, are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. You understand that the Notes have not

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been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (the “Source”) to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company

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and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) or, if earlier, within 15 days after such date as the Company is required to file a Quarterly Report with the Securities and Exchange Commission, duplicate copies of:

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

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setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b) Annual Statements — within 105 days after the end of each fiscal year of the Company or, if earlier, within 15 days of such date as the Company is required to file an Annual Report with the Securities and Exchange Commissions, duplicate copies of:

(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — to the extent provided or filed by the Company or any Subsidiary, promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

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(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.5 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without

East Tennessee Natural Gas Company	Note Purchase Agreement

limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. The Notes shall not be subject to a scheduled prepayment prior to the final maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial

East Tennessee Natural Gas Company	Note Purchase Agreement

Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

(b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

(c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(d) Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

(f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in

East Tennessee Natural Gas Company	Note Purchase Agreement

respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

(g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(h) Certain Definitions. “Change in Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than Duke Energy Corporation, a North Carolina corporation, or an Affiliate thereof which is Controlled (as defined in the definition of “Affiliate”) by Duke Energy Corporation,

(i) become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company’s Voting Stock, or

(ii) acquire after the date of the Closing (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (y) all or substantially all of the properties and assets of the Company.

“Control Event” means:

(i) the execution by the Company or any of its Restricted Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

East Tennessee Natural Gas Company	Note Purchase Agreement

Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

Section 8.5. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least ten Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with

East Tennessee Natural Gas Company	Note Purchase Agreement

respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Markets System (or such other display as may replace Page PX1 on the Bloomberg Financial Markets System) for actively traded on-the-run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded on-the-run U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded on-the-run U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded on-the-run U.S. Treasury security with the maturity closest to and less than the Remaining Average Life. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has

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become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

Section 9.4. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file, or cause to be filed, all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge, or cause to be paid and discharged, all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay, or cause to be paid, any such tax or assessment if (a) the amount, applicability or validity thereof is contested by, or on behalf of, the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary

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has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

Section 9.5. Legal Existence, etc. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its legal existence. Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Consolidated Funded Debt. The Company will not permit Consolidated Funded Debt to exceed 65% of Total Adjusted Consolidated Capitalization.

Section 10.2. Restriction on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property, assets or revenues, whether owned at the date of the Closing or hereafter acquired, to secure any Indebtedness, without making effective provision whereby the Notes and any other Indebtedness of the Company and its Subsidiaries then entitled thereto shall be secured by such Lien equally and ratably with the Indebtedness thereby secured so long as such Indebtedness shall be so secured.

Section 10.3. Restriction on Subsidiary Indebtedness. The Company will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, unless, at the time of incurrence of such Indebtedness, the aggregate amount of Indebtedness of Subsidiaries, together with (without duplication) the aggregate amount of Indebtedness secured by Liens permitted by clause (k) of the definition of “Permitted Liens” in Schedule B, shall not exceed 15% of Total Adjusted Consolidated Capitalization.

The foregoing first paragraph of this Section 10.3 shall not apply to (a) Indebtedness owed by a Subsidiary of the Company to the Company or to another Subsidiary of the Company, (b) Indebtedness in existence on the date hereof and set forth on Schedule 5.15 hereto, (c) Indebtedness of any Person at the time it becomes a Subsidiary of the Company, (d) Indebtedness secured by Permitted Liens (or which, if secured by Liens, would be Permitted Liens) under clauses (a) through (g) or (j) of the definition of “Permitted Liens” in Schedule B, and (e) any extension, renewal or refunding (or successive extension, renewal or refunding) of any such Indebtedness of any Subsidiary without any increase in principal amount of such Indebtedness and subject in each case to Section 10.1.

East Tennessee Natural Gas Company	Note Purchase Agreement

Section 10.4. Restriction on Asset Sales. Except as provided in Section 10.5, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale during any fiscal year of the Company, unless within one year of such Asset Sale, an amount equal to the Net Proceeds of such Asset Sale is (a) applied to the purchase, prepayment or repayment of Indebtedness of the Company or its Subsidiaries or (b) invested by the Company or any of its Subsidiaries in the Business of the Company (as defined in Section 10.6).

Section 10.5. Restriction on Consolidation, Merger, Etc. Without limiting the rights of the holders of the Notes under Section 8.3, the Company agrees that it will not consolidate with or merge into any other Person (including, without limitation, any of its Subsidiaries or Affiliates) or sell, lease or otherwise dispose of the Pipeline or sell, lease or otherwise dispose of its properties and assets as an entirety or substantially as an entirety to any Person (including, without limitation, any of its Subsidiaries or Affiliates), unless (a) the Person formed by such consolidation or surviving such merger or the Person which acquires by sale, lease or other disposition the Pipeline or the properties and assets of the Company as an entirety or substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by written instrument, the due and punctual payment of the principal of, and premium (if any) and interest on, the Notes and the performance of every covenant herein and the Notes on the part of the Company to be performed or observed; (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after giving effect to such transaction, such successor or surviving Person or such Person which acquires by sale, lease or other disposition the Pipeline or the properties and assets of the Company as an entirety or substantially as an entirety could incur $1 of additional Funded Debt. Upon any consolidation or merger, or any transfer by the Company of the Pipeline or its properties and assets as an entirety or substantially as an entirety to any Person, in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such transfer is made shall succeed to, and be substituted for, the Company hereunder and under the Notes.

Section 10.6. Business of the Company. The Company will not, and will not permit any of its Subsidiaries to, engage in any material line of business other than the lines of business in which the Company and its Subsidiaries are engaged on the date hereof and other energy related lines of business (collectively, the “Business of the Company”).

Section 10.7. Transactions with Affiliate. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of property of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or such Subsidiary; provided that none of the following shall be deemed a violation of this Section 10.7: (a) any agreement or transaction by the Company or any of its Subsidiaries which is in compliance with all laws, ordinances or governmental rules or regulations to which the Company or such Subsidiary is subject and is not

East Tennessee Natural Gas Company	Note Purchase Agreement

prohibited by any Governmental Authority, (b) any transaction permitted by Section 10.3, (c) any declaration of a dividend by the Company or any of its Subsidiaries in compliance with all laws, ordinances and governmental rules and regulations to which the Company or such Subsidiary, as the case may be, is subject, (d) direct or indirect advances by the Company or any of its Subsidiaries to Duke Capital Corporation, a Delaware corporation (“Duke Capital”), in accordance with customary practice and in the ordinary course of business of the Company, its Subsidiaries and their Affiliates, including, without limitation, the advance by the Company of the proceeds from the issuance of the Notes as set forth Schedule 5.14, and (e) compensation, fee, indemnification, vacation, health and life insurance, deferred compensation, retirement and/or savings plans and other similar programs, plans or arrangements pertaining to directors, officers and employees of the Company or any of its Subsidiaries entered into in accordance with customary practice and in the ordinary course of a business of the Company, its Subsidiaries and their Affiliates.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.5; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e) any representation or warranty made in writing by or on behalf of the Company or by any Responsible Officer of the Company in this Agreement or in any certificate furnished in connection with this Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with

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respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to

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employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.

Upon any Note’s becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained

East Tennessee Natural Gas Company	Note Purchase Agreement

herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company’s expense (except as

East Tennessee Natural Gas Company	Note Purchase Agreement

provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as you and the Other Purchasers have made pursuant to Section 6.2, provided that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the

East Tennessee Natural Gas Company	Note Purchase Agreement

contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between

East Tennessee Natural Gas Company	Note Purchase Agreement

you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this

East Tennessee Natural Gas Company	Note Purchase Agreement

Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, with a copy to the Company c/o Duke Capital Corporation at 422 South Church Street, Charlotte, NC 28201-1904, Attn: Treasurer and a copy to the Company at 5400 Westheimer Ct., WO-8L27, Houston, TX 77056, Attn: General Counsel or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular

East Tennessee Natural Gas Company	Note Purchase Agreement

course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party and in which you are legally required to deliver or disclose such information, based upon advice of your legal counsel, whose reasonable fees and expenses in connection with such determination shall be for the account of the Company, or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this

East Tennessee Natural Gas Company	Note Purchase Agreement

Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “you” is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that any payment of principal or interest due on the final maturity of the Notes on a date other than a Business Day shall be made on the immediately preceding Business Day.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

East Tennessee Natural Gas Company	Note Purchase Agreement

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 22.7. Jurisdiction. The Company hereby (i) irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of New York (or if such court lacks jurisdiction, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Agreement may be litigated in such courts, and (ii) waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and (iii) consents that all such service of process be made by delivery to it at the address of such Person set forth in Section 18. Nothing contained in this section shall affect the right of any holder of a Note to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

* * * * *

East Tennessee Natural Gas Company	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

EAST TENNESSEE NATURAL GAS COMPANY

By	/s/ Dorothy M. Ables
	Name:	Dorothy M. Ables
	Title:	Senior Vice President and Chief Financial Officer

The foregoing is hereby agreed to as of the date thereof.

[ADD PURCHASER SIGNATURE BLOCK]

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Jerry D. Zinkula
Authorized Signatory

By:	/s/ Daniel C. Leimbach
Authorized Signatory

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Jerry D. Zinkula
Authorized Signatory

By:	/s/ Daniel C. Leimbach
Authorized Signatory

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Kent R. Adams
Vice President Fixed Income Securities

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

	By:	/s/ Sean M. Feeley
Vice President

FIRST COLONY LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P., as Investment Adviser

By:	Prudential Private Placement Investors, Inc., as General Partner

	By:	/s/ Randall M. Kob
Vice President

GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P., as Investment Adviser

By:	Prudential Private Placement Investors, Inc., as General Partner

	By:	/s/ Randall M. Kob
Vice President

HARTFORD FIRE INSURANCE COMPANY

By:	Hartford Investment Services, Inc. Its Agent and Attorney-in-Fact

	By:	/s/ Ronald A. Mendel
Senior Vice President

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

By:	Hartford Investment Services, Inc. Its Agent and Attorney-in-Fact

	By:	/s/ Ronald A. Mendel
Senior Vice President

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Ruthard C. Murphy II
Investment Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	New York Life Investment Management LLC, its Investment Manager

	By:	/s/ Ruthard C. Murphy II
Vice President

PIONEER MUTUAL LIFE INSURANCE COMPANY

By:	American United Life Insurance
Company, Its Agent

	By:	/s/ Kent R. Adams
Vice President Fixed Income Securities

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Randall M. Kob
Vice President

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY THE FRANKLIN LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp.,
Investment Adviser

	By:	/s/ Sarah M. Helmich
Vice President

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER		PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
ALLSTATE LIFE INSURANCE COMPANY		$10,000,000
3075 Sanders Road, STE G5D		$3,600,000
Northbrook, Illinois 60062-7127		$2,000,000
Attention:	Private Placements Department
Telephone:	(847) 402-7177
Telecopy:	(847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by “DPP” and the payment as principal, interest or premium, in the format as follows:

[account information]

Notices

All notices of scheduled payments and written confirmation such wire transfer to be addressed to:

Allstate Insurance Company

Investment Operations—Private Placements

3075 Sanders Road, STE G4A

Northbrook, Illinois 60062-7127

Telephone:	(847) 402-6672 Private Placements

(847) 402-3802 Bank Loans

Telecopy:	(847) 326-7032

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-2554642

SCHEDULE A

(to Note Purchase Agreement)

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER		PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Allstate Life Insurance Company of New York		$5,000,000
c/o Allstate Life Insurance Company
3075 Sanders Road, STE G5D
Northbrook, Illinois 60062-7127
Attention:	Private Placements Department
Telephone:	(847) 402-7177
Telecopy:	(847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by “DPP” and the payment as principal, interest or premium, in the exact format as follows:

[account information]

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

Allstate Insurance Company

Investment Operations—Private Placements

3075 Sanders Road, STE G4A

Northbrook, Illinois 60062-7127

Telephone:	(847) 402-6672 Private Placements

(847) 402-3802 Bank Loans

Telecopy:	(847) 326-7032

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-2608394

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICAN UNITED LIFE INSURANCE COMPANY	$5,000,000
One American Square
Post Office Box 368
Indianapolis, Indiana 46206-0368
Attention: Christopher D. Pahlke, Securities Department
Overnight mailing address:
One American Square
Indianapolis, Indiana 46282

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “East Tennessee Natural Gas Company; 5.71% Senior Notes due December, 2012; PPN 275515 A@ 3” and identifying the breakdown of principal and interest and the payment date) to:

[account information]

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 35-0145825

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
CONNECTICUT GENERAL LIFE INSURANCE COMPANY	$15,500,000
c/o CIGNA Retirement & Investment Services	$12,000,000
Attention: Private and Alternative Investments, H16B
280 Trumbull Street
Hartford, Connecticut 06103
Fax No.: (860) 534-7203

Payments

All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

[account information]

Address for Notices Related to Payments:

CIG & Co.

c/o CIGNA Investments, Inc.

Attention: Securities Processing, H05P

280 Trumbull Street

Hartford, Connecticut 06103

CIG & Co.

c/o CIGNA Retirement & Investment Services

Attention: Private and Alternative Investments, H16B

280 Trumbull Street

Hartford, Connecticut 06103

Fax: (860)534-7203

with a copy to:

J.P. Morgan Chase Bank

Private Placement Servicing

P.O. Box 1508

Bowling Green Station

New York, New York 10081

Attention: CIGNA Private Placements

Fax: (212)552-3107 / 1005

East Tennessee Natural Gas Company	Note Purchase Agreement

Address for All Other Notices:

CIG & Co.

c/o CIGNA Retirement & Investment Services

Attention: Private and Alternative Investments, H16B

280 Trumbull Street

Hartford, Connecticut 06103

Fax: (860)534-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.: 13-3574027

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER		PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
FIRST COLONY LIFE INSURANCE COMPANY		$4,000,000
c/o GE Financial Assurance
Account:	FCL
3003 Summer Street
Stamford, Connecticut 06904
Attention:	Investment Operations
Fax No.:	(203) 356-4688

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[account information]

Each such wire transfer shall set forth the Company and a reference to for the “East Tennessee Natural Gas Company; 5.71% Senior Notes due December, 2012; PPN 275515 A@ 3”. Specify due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

Notices

1.	All notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

2.	Address for all other communications and notices (including copies of all notices relating to payments):

Prudential Private Placement Investors, L.P.

4 Gateway Center, 100 Mulberry Street

Newark, New Jersey 07102

Attention:	Albert Trank, Managing Director
Phone No.:	(973) 802-8608
Fax No.:	(973) 624-6432

Name of Nominee in which Notes are to be issued: Salkeld & Co.

Taxpayer I.D. Number: 54-0596414

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE FRANKLIN LIFE INSURANCE COMPANY	$9,500,000
c/o AIG Global Investment Corporation
Attention: Private Placement Department, A36-04
P.O. Box 3247
Houston, Texas 77253-3247
Facsimile Number: (713) 831-1072
Overnight Mailing Address:
2929 Allen Parkway, A36-04
Houston, Texas 77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “East Tennessee Natural Gas Company; 5.71% Senior Notes due December, 2012; PPN 275515 A@ 3, principal, premium or interest”) to:

[account information]

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

The Franklin Life Insurance Company and PA 37

c/o State Street Bank Corporation

Insurance Services

801 Pennsylvania

Kansas City, Missouri 64105

Facsimile Number: (816)691-3619

Duplicate payment notices and all other correspondences to be addressed to The Franklin Life Insurance Company and PA 37 as first provided above with a copy to:

AIG Global Investment Corp.

Legal Department—Investment Management

2929 Allen Parkway, Suite A36-01

Houston, Texas 77019-2155

Facsimile Number: (713)831-2328

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 37-0281650

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER		PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY		$8,050,000
c/o GE Financial Assurance
Account:	GECA
3003 Summer Street
Stamford, Connecticut 06904
Attention:	Investment Operations
Fax No.:	(203) 356-4688

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[account information]

Each such wire transfer shall set forth the Company and a reference to for the “East Tennessee Natural Gas Company; 5.71% Senior Notes due December, 2012; PPN 275515 A@ 3”. Specify due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

Notices

1.	All notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

2.	Address for all other communications and notices (including copies of all notices relating to payments):

Prudential Private Placement Investors, L.P.

4 Gateway Center, 100 Mulberry Street

Newark, New Jersey 07102

Attention: Mr. Albert Trank, Managing Director

Phone No.: (973) 802-8608

Fax No.: (973)624-6432

Name of Nominee in which Notes are to be issued: Salkeld & Co.

Taxpayer I.D. Number: 91-6027719

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY	$12,000,000
c/o Hartford Investment Management Company
Investment Department-Private Placements
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8884

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “East Tennessee Natural Gas Company; 5.71% Senior Notes due December, 2012; PPN 275515 A@ 3”, principal, interest or premium) to:

[account information]

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of such wire transfers, to be addressed:

Hartford Investment Management Company

c/o Portfolio Support

P.O. Box 1744

Hartford, Connecticut 06144-1744

Telefacsimile: (860) 297-8875 / 8876

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0838648

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
HARTFORD FIRE INSURANCE COMPANY	$12,100,000
c/o Hartford Investment Management Company
Investment Department-Private Placements
P.O. Box 1744
Hartford, Connecticut 06144-1744
Telefacsimile: (860) 297-8884

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “East Tennessee Natural Gas Company; 5.71% Senior Notes due December, 2012; PPN 275515 A@ 3”, principal, interest or premium) to:

[account information]

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, and written confirmation of such wire transfers, to be addressed:

Hartford Investment Management Company

c/o Portfolio Support

P.O. Box 1744

Hartford, Connecticut 06144-1744

Telefacsimile: (860) 297-8875 / 8876

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-0383750

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER		PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION		$9,600,000
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York 10010-1603
Attention:	Securities Investment Group,
Private Finance, 2nd Floor
Fax Number:	(212) 447-4122

Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

[account information]

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

New York Life Insurance and Annuity Corporation

c/o New York Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention:	Financial Management and Operations Group

Securities Operations, 2nd Floor

Fax Number:	(212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1104, Fax Number (212) 576-8340.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-3044743

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER		PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NEW YORK LIFE INSURANCE COMPANY		$11,000,000
c/o New York Life Investment Management LLC
51 Madison Avenue
New York, New York 10010-1603
Attention:	Securities Investment Group,
Private Finance, 2nd Floor
Fax Number:	(212) 447-4122

Payments

All payments on or in respect of the Notes to be by wire or intrabank transfer of immediately available funds to:

[account information]

Notices

All notices with respect to payments and written confirmation of each such payment, to be addressed:

New York Life Insurance Company

c/o New York Investment Management LLC

51 Madison Avenue

New York, New York 10010-1603

Attention:	Financial Management and Operations Group

Securities Operations, 2nd Floor

Fax Number:	(212) 447-4160

All other notices and communications to be addressed as first provided above, with a copy of any notices regarding defaults or Events of Default under the operative documents to: Office of the General Counsel, Investment Section, Room 1104, Fax Number (212) 576-8340.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-5582869

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
PIONEER MUTUAL LIFE INSURANCE COMPANY	$600,000
c/o American United Life Insurance Company
Post Office Box 368
Indianapolis, Indiana 46206-0368
Attention: Christopher D. Pahlke, Securities Department
Overnight Mailing Address:
One American Square
Indianapolis, Indiana 46282

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “East Tennessee Natural Gas Company; 5.71% Senior Notes due December, 2012; PPN 275515 A@ 3” and identifying the breakdown of principal and interest and the payment date) to:

[account information]

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 45-0220640

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$12,050,000
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201
Attention: Managing Director

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[account information]

Notices

1.	Address for all communications and notices (including copies of all notices relating to payments) as first provided above.

2.	Address for all notices relating to payments:

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, New Jersey 07102-4077

Attention: Manager

3.	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone:	(973) 367-3141
Fax Number:	(973) 224-2278

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 22-1211670

East Tennessee Natural Gas Company	Note Purchase Agreement

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY	$18,000,000
c/o AIG Global Investment Corporation
Attention: Private Placement Department, A36-04
P.O. Box 3247
Houston, Texas 77253-3247
Fax Number: (713) 831-1072
Overnight Mailing Address:
2929 Allen Parkway, A36-04
Houston, Texas 77019-2155

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “East Tennessee Natural Gas Company; 5.71% Senior Notes due December, 2012; PPN 275515 A@ 3”, principal, premium or interest”) to:

[account information]

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

The Variable Annuity Life Insurance Company and PA 54

c/o State Street Bank Corporation

Insurance Services

801 Pennsylvania

Kansas City, Missouri 64105

Facsimile Number: (816) 691-3619

Duplicate payment notices and all other correspondences to be addressed to The Variable Annuity Life Insurance Company and PA 54 as first provided above with a copy to:

East Tennessee Natural Gas Company	Note Purchase Agreement

AIG Global Investment Corporation

Legal Department—Investment Management

2929 Allen Parkway, Suite A36-01

Houston, Texas 77019-2155

Facsimile Number: (713) 831-2328

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 74-1625348

East Tennessee Natural Gas Company	Note Purchase Agreement

DEFINED TERMS

Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Asset Sale” means any sale, transfer, lease or other disposition of any property or asset of the Company or any of its Subsidiaries except a sale, transfer, lease or other disposition (a) of cash, (b) of temporary cash investments, (c) of trade receivables, (d) of inventories of gas and materials and supplies other than (i) in connection with a sale, transfer, lease or other disposition of property, plant and equipment or (ii) for the primary purpose of financing the purchase, storage or transportation of such gas or materials and supplies by the Company or any of its Subsidiaries, (e) by the Company to any of its Subsidiaries or by any Subsidiary of the Company to the Company or to another Subsidiary of the Company or (f) of other assets in the ordinary course of business; provided, however, that any such sale, transfer, lease or other disposition in any fiscal year shall not be deemed to constitute an Asset Sale unless and until, and only to the extent that, such sale, transfer, lease or other disposition and all prior sales, transfers, leases or other dispositions in such fiscal year (1) result in Net Proceeds exceeding 10% of Consolidated Net Worth determined as of the end of the immediately preceding fiscal year or (2) involve properties and assets accounting for more than 10% of Consolidated Net Income for the immediately preceding fiscal year.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas, Charlotte, North Carolina or New York, New York are required or authorized to be closed.

SCHEDULE B

(to Note Purchase Agreement)

East Tennessee Natural Gas Company	Note Purchase Agreement

“Business of the Company” is defined in Section 10.6.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means East Tennessee Natural Gas Company, a Tennessee corporation.

“Confidential Information” is defined in Section 20.

“Consolidated Funded Debt” means the Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means the net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means the par or stated value of stock plus paid-in capital plus retained earnings (or minus accumulated deficit) as shown on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 1% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 1% over the rate of interest publicly announced by JPMorgan Chase Bank in New York, New York as its “base” or “prime” rate.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

East Tennessee Natural Gas Company	Note Purchase Agreement

“Funded Debt” means any (a) Indebtedness maturing by its terms more than one year from the date of determination, including Indebtedness by its terms renewable or extendable at the option of the obligor to a date later than one year from the date of determination and (b) any Indebtedness maturing by its terms in one year or less from the date of determination and not renewable or extendable at the option of the obligor to a date later than one year from the date of determination, unless the obligor had no such Indebtedness outstanding for a period of at least 30 consecutive days during the 365-day period prior to the date of determination. Indebtedness secured by Permitted Liens shall be included in Funded Debt if such Indebtedness otherwise meets the definitional requirements thereof.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” means, as to any Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services purchased, (b) all indebtedness of others for borrowed money or for the deferred purchase price of property or services purchased secured by a Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that the amount of such indebtedness not assumed shall in no event be deemed to exceed the fair market value of such property), (c) rental obligations required to be capitalized under GAAP and (d) direct guarantees by such Person of the Indebtedness of others; provided that, in any event, “Indebtedness” shall not include current accounts payable incurred in the ordinary course of business.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

East Tennessee Natural Gas Company	Note Purchase Agreement

“Lien” means any mortgage, pledge, hypothecation, security interest, encumbrance, charge or lien (statutory or otherwise) (including, without limitation, any conditional sale or other title retention agreement and any capitalized lease having substantially the same economic effect as any of the foregoing) or the filing of any financial statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of the foregoing.

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Net Proceeds” with respect to the sale or other disposition of any asset by the Company or any of its Subsidiaries (including in connection with any sale-leaseback) means the excess, if any, of (a) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but, for the purposes of Section 10.4, only as and when such cash is so received) in connection with such sale or other disposition of any asset, over (b) the sum of (i) the principal amount of and premium, if any, on any Indebtedness which is secured by or which finances any such asset (other than Indebtedness assumed by the purchaser of such asset) and which is required to be, and is, repaid in connection with such sale or other disposition thereof, (ii) the out-of-pocket expenses incurred by the Company or any of its Subsidiaries in connection with such sale or other disposition and (iii) all taxes, including taxes measured by income, calculated as if the Company and its Subsidiaries were a separate consolidated group for tax purposes, and assuming such sale or other disposition of any such asset was the only transaction in which the Company and its Subsidiaries engaged during the relevant period without giving effect to any carryforwards, carrybacks or credits.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Agreements” is defined in Section 2.

“Other Purchasers” is defined in Section 2.

East Tennessee Natural Gas Company	Note Purchase Agreement

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Liens” means:

(a) Liens incurred in connection with workmen’s compensation, unemployment insurance, old age pensions, social security and public liability laws and similar legislation;

(b) Liens existing on any property of any Person at the time it becomes a Subsidiary of the Company or existing prior to the time of acquisition upon any property acquired by the Company or any of its Subsidiaries through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, provided that such Lien shall not encumber any asset other than the assets which are being acquired and, at the time of such acquisition, the incurring of such Indebtedness secured by such Lien and permitting such Indebtedness to exist does not violate Section 10.1;

(c) Liens on any property acquired, constructed or improved by the Company or any of its Subsidiaries after the date hereof which are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of hereof or, in addition to mortgages contemplated by clause (b) above, mortgages on any property existing at the time of acquisition thereof; provided, however, that the mortgages shall not apply to any property theretofore owned by the Company or any of its Subsidiaries (including but not limited to the Pipeline) other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located;

(d) statutory liens of landlords and other liens imposed by law, such as carrier’s, warehousemen’s, mechanic’s, materialmen’s and vendor’s liens, or contractual liens, all to the extent incurred in good faith in the ordinary course of business securing amounts not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

(e) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings diligently conducted;

(f) Liens upon deposits of cash in favor of banks or other depository institutions arising from customary rights of setoff;

(g) any judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after expiration of any such stay;

East Tennessee Natural Gas Company	Note Purchase Agreement

(h) Liens in existence on the date hereof and set forth on Schedule 5.15 hereto;

(i) Liens (excluding Liens on the Pipeline) in favor of the Company or any of its Subsidiaries;

(j) any extension, renewal or refunding (or successive extension, renewal or refunding) of any Lien referred to in clause (b), (c) or (h), provided that no such Lien is extended to cover additional property (other than replacement property) and that the amount of Indebtedness secured thereby is not increased; and

(k) any Lien not otherwise permitted pursuant to clauses (a) through (j), provided that the aggregate amount of Indebtedness secured by such Lien and all other existing Liens permitted pursuant to this clause (k), together with (without duplication) the aggregate amount of Indebtedness of Subsidiaries permitted pursuant to the first paragraph of Section 10.3, shall not, at the time of incurrence of such Lien, exceed 15% of Total Adjusted Consolidated Capitalization.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Pipeline” means the Company’s natural gas pipeline system, including compressor stations, metering facilities and communication systems, as it existed on September 30, 2002 and including subsequent replacements thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

East Tennessee Natural Gas Company	Note Purchase Agreement

“Senior Financial Officer” means any president, any vice president, the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Total Adjusted Consolidated Capitalization” means the excess of (a) the sum of (i) the par or stated value of stock plus paid-in capital plus retained earnings (or minus accumulated deficit) as shown on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP and (ii) Consolidated Funded Debt over (b) goodwill arising subsequent to the date of the Closing, as shown on such consolidated balance sheet.

East Tennessee Natural Gas Company	Note Purchase Agreement

SCHEDULE 5.3

DISCLOSURE DOCUMENTS

None

SCHEDULE 5.3

(to Note Purchase Agreement)

East Tennessee Natural Gas Company	Note Purchase Agreement

SCHEDULE 5.4

ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES

NAME OF SUBSIDIARY	STATE OF INCORPORATION	PERCENTAGE OF SHARES OWNED BY COMPANY OR A WHOLLY OWNED SUBSIDIARY
Duke Energy Gas Transmission Investments, LLC	Delaware	100%
Duke Energy Gas Transmission Investments, Inc.	Delaware	100%
Duke Energy Gas Services Finance Corporation	Delaware	100%

SCHEDULE 5.4

(to Note Purchase Agreement)

East Tennessee Natural Gas Company	Note Purchase Agreement

SCHEDULE 5.5

FINANCIAL STATEMENTS

1.	Company’s audited financial statements (March 14, 2000 — December 31, 2000 and 2001)

2.	Company’s pro forma financial statements (2002-2004)

SCHEDULE 5.5

(to Note Purchase Agreement)

East Tennessee Natural Gas Company	Note Purchase Agreement

SCHEDULE 5.14

USE OF PROCEEDS

Proceeds from the issuance of the Notes (the “Proceeds”) will be advanced to Duke Capital Corporation (“Duke Capital”), which manages the cash of its subsidiaries, including the Company, on a centralized basis. Duke Capital will use these Proceeds for general corporate purposes, including, without limitation, the repayment of short-term debt, capital expenditures (including the Company’s Patriot Project and maintenance projects), the repayment of subsidiaries’ debt and for its subsidiaries’ general corporate purposes. Proceeds advanced by the Company to Duke Capital will be netted with existing parent advance accounts and the net amount will be recorded on the Company’s consolidated balance sheet as an asset entitled “Advances receivable – parent.”

SCHEDULE 5.14

(to Note Purchase Agreement)

East Tennessee Natural Gas Company	Note Purchase Agreement

SCHEDULE 5.15

EXISTING INDEBTEDNESS

None

SCHEDULE 5.15

(to Note Purchase Agreement)

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

EAST TENNESSEE NATURAL GAS COMPANY

5.71% Senior Note due December 18, 2012

No. [ ]	[Date]
$[ ]	PPN 275515 A@ 3

FOR VALUE RECEIVED, the undersigned, EAST TENNESSEE NATURAL GAS COMPANY (herein called the “Company”), a corporation organized and existing under the laws of the State of Tennessee, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS on December 18, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.71% per annum from the date hereof, payable semiannually, on the eighteenth day of each June and December in each year, commencing with the June 18 or December 18 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 6.71% or (ii) 1% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to separate Note Purchase Agreements, dated as of December 15, 2002 (as from time to time amended, the “Note Purchase Agreements”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a

EXHIBIT 1

(to Note Purchase Agreement)

East Tennessee Natural Gas Company	Note Purchase Agreement

representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

[Remainder of Page Intentionally Blank]

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East Tennessee Natural Gas Company	Note Purchase Agreement

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of laws of a jurisdiction other than such State.

EAST TENNESSEE NATURAL GAS COMPANY

By
Name:
Title:

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